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                                                                   EXHIBIT 12.02

                           K & F INDUSTRIES, INC.

        STATEMENT OF COMPUTATION OF PRO FORMA EARNINGS TO FIXED CHARGES

                           (dollars in thousands)



                                                                 Year
                                                                Ended
                                                             December 31,
                                                                 1997
                                                             ------------

Income before income taxes                                      $20,712

Fixed Charges (b)(1)                                             48,375

Less: capitalized interest                                         (175)
                                                                -------
Earnings (a)(2)                                                 $68,912
                                                                =======
Ratio of earnings available to
 cover fixed charges (2)/(1)                                       1.42



Note (a) Earnings consist of income before income taxes plus fixed charges (excluding capitalized interest).

Note (b) Fixed charges consist of interest on indebtedness (including capitalized interest and amortization of debt issuance costs) plus that portion of lease rental expense representative of the interest factor (deemed to be one-third of lease rental expense).